Exhibit 99.1

news release

NYSE: TC
TSX: TCM, TCM.WT
May 9, 2011	TSX-V: TRX.WT

THOMPSON CREEK ANNOUNCES OFFERING OF SENIOR UNSECURED NOTES

Denver, Colorado - Thompson Creek Metals Company Inc. (“Company” or “Thompson Creek”), a growing, diversified North American mining company, today announced its intention to offer, subject to market and other conditions, $300,000,000 of Senior Unsecured Notes due 2018.  The notes will be fully and unconditionally guaranteed by the following wholly-owned subsidiaries of Thompson Creek: Thompson Creek Metals Company USA, Thompson Creek Mining Co., Thompson Creek Mining Ltd., Langeloth Metallurgical Company LLC, Terrane Metals Corp., Berg General Partner Corp., Berg Metals Limited Partnership, Cyprus Thompson Creek Mining Company, Long Creek Mining Company, Blue Pearl Mining Inc., Thompson Creek Services ULC and Mt. Emmons Moly Company.   The Company intends to use the proceeds from the notes offering to fund development of its Mt. Milligan copper-gold mine and for general working capital.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a growing, diversified North American mining company.   The Company produces molybdenum at its 100%-owned Thompson Creek Mine in Idaho and Langeloth Metallurgical Facility in Pennsylvania and its 75%-owned Endako Mine in northern British Columbia.  The Company is also in the process of constructing the Mt. Milligan copper-gold mine in northern British Columbia, which is expected to commence production in 2013.  The Company’s development projects include the Davidson molybdenum property and the Berg copper-

molybdenum-silver property, both located in central British Columbia.  Thompson Creek has approximately 967 employees.  Its principal executive office is in Denver, Colorado and its Canadian administrative office is in Vancouver, British Columbia.  More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking information’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation.  Forward-looking statements include statements with respect to: future financial or operating performance of Thompson Creek or its subsidiaries and its projects; future inventory, production, cash costs, capital expenditures and exploration expenditures; funding sources for the Endako Mine expansion and Mt. Milligan development costs; 2011 operating goals; and 2011 molybdenum prices.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such factors include, among others, risks related to general business, economic, competitive, political and social uncertainties including global economic conditions; volatility in molybdenum prices; labor cost and materials cost fluctuations; foreign currency fluctuations; energy price fluctuations; project delays; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek’s share price; changes in environmental regulation; the actual results of current exploration activities; actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; and failure of plant, equipment or processes to operate as anticipated.  Additional factors that could cause Thompson Creek’s results to differ from those described in the forward-looking information can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s Annual Report on Form 10-K and subsequent documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.  Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

For more information, please contact:

Pamela Solly	Christine Stewart
Director, Investor Relations	Renmark Financial Communications Inc.
Thompson Creek Metals Company Inc.	Tel: (416) 644-2020
Tel: (303) 762-3526	cstewart@renmarkfinancial.com
psolly@tcrk.com